UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2019

MESO NUMISMATICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56010	88-049 91
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Plaza Real Suite 275 Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 889-9509

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 23, 2019, Meso Numismatics Inc. (the “Company” or “MESO”) entered into a Post Closing Amendment (“Amendment”) to the Assignment and Assumption Agreement originally entered into on November 27, 2019 (“Assignment “) with Global Stem Cells Group Inc. (“GSCG”), Benito Novas (“BN”), and Lans Holdings Inc. (“LAHO”), whereby LAHO had assigned all of its rights to, obligations and interest in, the Original LOI (as defined in the Assignment), to the Company.

Pursuant to the terms of the Amendment, the Company granted LAHO an option with respect to the Preferred Shares, the whole as set forth and pursuant to, the terms of the Amendment.

The above description of the Assignment is only a summary of the Amendment and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 hereto.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

To the extent required by Item 3.03 of Form 8-K, the information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

10.1	Post Closing Amendment to Assignment and Assumption Agreement, entered into on December 23, 2019 by and between the Company, Lans Holdings Inc., Global Stem Cells Group Inc. and Benito Novas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Meso Numismatics Inc.
Date: December 26, 2019
	By:	/s/ Melvin Pereira
Chief Executive Officer

2